Exhibit 10.1

Second Amendment to Employment Agreement
This Amendment (the “Second Amendment”) is entered into as of September 30, 2024, by and between ____________ (the “Executive”) and Yield10 Bioscience, Inc. (the “Company” or “Yield10”), as parties to the employment agreement dated March 28, 2017, as previously amended on December 6, 2023 (the “First Amendment,” and as so amended, the “Agreement”).
The Agreement is hereby amended further as follows:
Notwithstanding anything in the Agreement to the contrary, in recognition of his significant efforts toward the successful completion of the proposed asset sale agreement between the Company and Nuseed Nutritional US Inc. (“Nuseed”), and the significantly reduced compensation the Executive has received under the Agreement since the date of the First Amendment, the Executive shall be entitled to payment of cash severance in an amount to be determined in an amount within a range of 40% - 60% of the amount to which he would have been entitled under the Agreement pursuant to Section 5.2 of the Agreement relating to a resignation for Good Reason (calculated using his base salary as it was in effect immediately prior to the First Amendment), which amount shall be paid, subject to available funds, in a lump sum promptly following the closing of the transaction with Nuseed (the “Closing”), and regardless of whether he remains an employee of the Company at the time of such Closing. In addition, subject to the Executive’s election under COBRA, payment of COBRA premiums to maintain medical and dental benefits, if any, in effect at the time of the Closing shall be made until the earlier of (x) 6 months following the Closing and (y) the date the Executive becomes insured under a medical insurance plan providing similar benefits to that of the Company’s plan.
Except as set forth in this Amendment as described above, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is any conflict between this Amendment and the Agreement, the terms of the Agreement will prevail.

Signed:
Printed Name:	[Name of Executive]
Title:	[Title of Executive]

Signed:
Printed Name:	Anthony J. Sinskey
Title:	Chairman of the Compensation Committee, Yield10 Bioscience, Inc., Board of Directors